K&E DRAFT 3/3/00





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                            SERIES 200_-_ SUPPLEMENT

                         Dated as of ____________, 2000

                                       to

                                    INDENTURE

                          WORLD OMNI MASTER OWNER TRUST

                                    as Issuer

                                       and

                         HARRIS TRUST AND SAVINGS BANK,

                              as Indenture Trustee

                        ---------------------------------

                          WORLD OMNI MASTER OWNER TRUST
                               SERIES 200_-_ NOTES



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                                TABLE OF CONTENTS
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                                                                                                      Page

ARTICLE I

         DEFINITIONS.....................................................................................1

ARTICLE II

         CREATION OF THE SERIES 200_-_ NOTES............................................................12
         SECTION 2.01.     Designation..................................................................12

ARTICLE III

         SERVICING FEE..................................................................................12
         SECTION 3.01.     Servicing Compensation.......................................................12

ARTICLE IV

         RIGHTS OF SERIES 200_-_ NOTEHOLDERS AND
         ALLOCATION AND APPLICATION OF COLLECTIONS......................................................13
         SECTION 4.01.     Daily Allocations; Payments to Certificateholders............................13
         SECTION 4.02.     Monthly Interest.............................................................15
         SECTION 4.03.     Establishment of the Series 200_-_ Accounts..................................16
         SECTION 4.04.     Application of Noteholder Non-Principal Collections,
                           Investment Proceeds and Available Noteholder

                            Principal Collections.......................................................18
         SECTION 4.05.     Distributions to Series 200_-_ Noteholders...................................19
         SECTION 4.06.     Application of Reserve Fund and Available
                           Subordinated Amount..........................................................20
         SECTION 4.07.     Noteholder Charge-Offs.......................................................21
         SECTION 4.08.     Excess Principal Collections.................................................22
         SECTION 4.09.     Accumulation Period Length; Accumulation Period
                           Commencement Date............................................................22
         SECTION 4.10.     Excess Funding Account.......................................................22

ARTICLE V

         DISTRIBUTIONS AND REPORTS
         TO SERIES 200_-_ NOTEHOLDERS...................................................................23
         SECTION 5.01.     Distributions................................................................23
         SECTION 5.02.     Reports and Statements to Series 200_-_ Noteholders..........................24



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ARTICLE VI

         EARLY AMORTIZATION EVENTS......................................................................26
         SECTION 6.01.     Additional Early Amortization Events.........................................26
         SECTION 6.02      Recommencement of the Revolving Period.......................................27

ARTICLE VII

         OPTIONAL REDEMPTION............................................................................27
         SECTION 7.01.     Optional Redemption..........................................................27

ARTICLE VIII

         FINAL DISTRIBUTIONS............................................................................28
         SECTION 8.01.     Acquisition of Notes Pursuant to Section 10.1 of the
                           Indenture....................................................................28
         SECTION 8.02.     Disposition of Principal Receivables Pursuant to
                           Section 5.4 of the Indenture.................................................28

ARTICLE IX

         MISCELLANEOUS PROVISIONS.......................................................................30
         SECTION 9.01.     Ratification of Agreement....................................................30
         SECTION 9.02.     Counterparts.................................................................30
         SECTION 9.03.     Change in Indenture Trustee..................................................30
         SECTION 9.04.     GOVERNING LAW................................................................30


                                                 EXHIBITS

Exhibit A         Form of Series 200_-_, Class A Note

Exhibit B         Form of Series 200_-_, Class B Note

Exhibit C         Form of Monthly Payment Date Statement

                                                 SCHEDULES

Schedule 1        Series 200_-_ Accounts


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         THIS SERIES SUPPLEMENT, dated as of ______________, 2000 (as amended, supplemented or otherwise modified, this "Series Supplement") to the Indenture dated as of November 22, 1999 (as amended, supplemented or otherwise modified, the "Indenture"), among World Omni Master Owner Trust (the "Issuer" or the "Trust") and Harris Trust and Savings Bank, as Indenture Trustee (as indenture trustee and not in its individual capacity, the "Indenture Trustee").

         Section 2.1 of the Indenture provides that the Issuer may from time to time issue one or more new Series of Notes. The Principal Terms of any new Series of Notes are to be set forth in a Series Supplement. Pursuant to this Series Supplement, the Issuer and the Indenture Trustee shall create the Series 200_-_ Notes and specify the Principal Terms thereof. The Servicer is acknowledging this Series Supplement to agree to the terms hereof applicable to the Servicer.

                                    ARTICLE I

                                   DEFINITIONS

         (a) Whenever used in this Series Supplement, the following words shall have the following meanings:

         "Accumulation Period" means a period beginning at the close of business on the Accumulation Period Commencement Date and ending on the close of business of the earliest of (a) the date an Early Amortization Period commences and (b) the date the outstanding principal amount of the Series 200_-_ Notes is paid in full.

         "Accumulation Period Commencement Date" shall mean the first day of the Collection Period when the number of full Collection Periods remaining until the Expected Principal Payment Date first equals the Accumulation Period Length adjusted pursuant to Section 4.09 and shall not thereafter be changed; provided, however, that, if at any time after the [ ] Payment Date, any other outstanding Series (other than any Excluded Series) shall have entered into a investment period or an early amortization period, the Accumulation Period Commencement Date shall be the earlier of (i) the date that such outstanding Series shall have entered into its investment period or early amortization period and (ii) the Accumulation Period Commencement Date as previously determined.

         "Accumulation Period Length" shall mean, on any date of determination, a period calculated as of the [ ] Payment Date and each Payment Date thereafter that occurs prior to the Accumulation Period Commencement Date, as the lesser of
(i) the number of full Collection Periods between such Payment Date and the Expected Principal Payment Date and (ii) the product, rounded upwards to the nearest integer not greater than three, of (a) one divided by the lowest Monthly Payment Rate during the last 12 months and (b) a fraction, the numerator of which is the sum of (i) the Invested Amount as of such Payment Date (after giving effect to all changes therein on such date) and (ii) the invested amounts of all other Series (other than any Excluded


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Series) currently in their amortization or accumulation periods or expected to be in their amortization periods by the Expected Principal Payment Date and the denominator of which is the sum of such Invested Amount and the invested amounts as of such Payment Date (after giving effect to all changes therein on such date) of all other outstanding Series (other than any Excluded Series) which are scheduled to be outstanding on the Expected Principal Payment Date.

         "Additional Noteholder Collections" shall mean, with respect to any Deposit Date, the sum of (a) the Additional Noteholder Non-Principal Collections for such Deposit Date and (b) the Additional Noteholder Principal Collections for such Deposit Date.

         "Additional Noteholder Non-Principal Collections" shall mean, for any Deposit Date, an amount equal to the product of (a) the excess of (i) the Certificateholder Percentage for such date over (ii) the Excess Certificateholder Percentage for such Deposit Date and (b) Allocable Non-Principal Collections for such Deposit Date; provided, however, that the Additional Noteholder Non-Principal Collections shall be zero for any Deposit Date on which the Available Subordinated Amount is zero.

         "Additional Noteholder Principal Collections" shall mean, for any Deposit Date, an amount equal to the product of (a) the excess of (i) the Certificateholder Percentage for such Deposit Date over (ii) the Excess Certificateholder Percentage for such date and (b) Allocable Principal Collections for such Deposit Date; provided, however, that the Additional Noteholder Principal Collections shall be zero for any Deposit Date on which the Available Subordinated Amount is zero.

         "Advance Date" means [                     ], 2000.

         "Allocable Non-Principal Collections" shall mean, with respect to any day, the product of (a) the Series 200_-_ Allocation Percentage on such day and
(b) the aggregate amount of Collections of Non-Principal Receivables deposited in the Collection Account for such day.

         "Allocable Principal Collections" shall mean, with respect to any day, the product of (a) the Series 200_-_ Allocation Percentage on such day and (b) the aggregate amount of Collections in respect of Principal Receivables deposited in the Collection Account for such day.

         ["Assets Receivables Rate" shall mean, with respect to any Interest Period an amount equal to the product of: (a) the quotient obtained by dividing
(i) 360 by (ii) the actual number of days elapsed in such period and (b) a fraction, (i) the numerator of which is the sum of (A) Noteholder Non-Principal Collections for the Collection Period immediately preceding the last day of such period (which for this purpose only is based on interest amounts billed to the Dealers which are due during such Collection Period) less the Monthly Servicing Fee with respect to such immediately preceding Collection Period, to the extent not waived by the Servicer and (B) the Investment Proceeds to be applied on the Payment Date related to such period and (ii) the denominator of which is the sum of (A) the product of the Floating Allocation Percentage, the Series Allocation


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Percentage and the average Pool Balance (after giving effect to any charge-offs)
for such immediately preceding Collection Period, (B) the principal balance on deposit in the Excess Funding Account on the first day of such period (after giving effect to all deposits to and withdrawals therefrom on such first day), and (C) the principal balance on deposit in the Principal Funding Account on the first day of such period (after giving effect to all deposits to and withdrawals therefrom on such first day).]

         "Available Noteholder Principal Collections" shall mean, with respect to any Deposit Date falling in the Accumulation Period or an Early Amortization Period, the sum of (a) Noteholder Principal Collections for such Deposit Date,
(b) Series 200_-_ Excess Principal Collections to cover any Principal Shortfall for such Deposit Date, (c) any funds transferred from the Excess Funding Account to the Principal Funding Account on such Deposit Date, and (d) on the Class A Stated Maturity Date or the Class B Stated Maturity Date, funds in the Reserve Fund to the extent of any outstanding Class A Carry-over Amount, in the case of the Class A Stated Maturity Date, or Class B Carry-over Amount, in the case of the Class B Stated Maturity Date (in either event, after giving effect to the distributions to be made on such date).

         "Available Subordinated Amount" means, on the Series Issuance Date, the Required Subordinated Amount and, on any subsequent day, an amount equal to the lesser of (x) the Required Subordinated Amount for that day and (y) the Available Subordinated Amount for the most recent Reset Date, minus (A) the Required Draw Amount with respect to any Payment Date occurring after that Reset Date, plus (B) the amount of Noteholder Non-Principal Collections and Investment Proceeds distributed to the Certificateholders in respect of Noteholder Default Amounts and Monthly Dilution Amounts that had previously reduced the Available Subordinated Amount since the most recent Reset Date, minus (C) the Incremental Subordinated Amount for the most recent Reset Date, plus (D) the Incremental Subordinated Amount for such date of determination, plus (E) the Subordinated Percentage of the decrease in the Series Allocable Excess Funding Amount since the most recent Reset Date, minus (F) the Subordinated Percentage of the increase in the Series 200_-_ Excess Funding Amount since the most recent Reset Date; provided, that the Certificateholders may, in their sole discretion, from time to time increase the Available Subordinated Amount for so long as the cumulative amount of such increase does not exceed the lesser of $________ or __% of the Invested Amount.

         ["Calculation Agent" shall mean the Indenture Trustee or any other Calculation Agent selected by the Seller which is reasonably acceptable to the Indenture Trustee.]

         ["Carry-over Amount" shall mean the sum of the Class A Carry-over Amount and the Class B Carry-over Amount.]

         "Certificateholder Percentage" shall mean 100% minus (a) the Floating Allocation Percentage, when used with respect to Non-Principal Collections and Defaulted Receivables and Principal Collections during any Revolving Period, and
(b) the Principal Allocation Percentage,

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when used with respect to Principal Collections during the Accumulation Period and during any Early Amortization Period.

         "Class A Carry-over Amount" shall mean, if the Class A Note Rate for any Payment Date is based on the Assets Receivables Rate, the sum of (a) the excess of (i) the amount of interest on the Class A Notes that would have accrued in respect of the related Interest Period had interest on the Class A Notes been calculated based on LIBOR over (ii) the amount of interest on the Class A Notes actually accrued in respect of such Interest Period based on the Assets Receivables Rate and (b) the unpaid portion of any such excess from prior Payment Dates and interest accrued thereon calculated on the basis of LIBOR.

         "Class A Controlled Accumulation Amount" shall mean an amount equal to the aggregate outstanding principal balance of the Class A Notes as of the Payment Date immediately preceding the first date of the Accumulation Period (after giving effect to any changes therein on such date) divided by the Accumulation Period Length.

         "Class A Controlled Deposit Amount" shall mean, for a Deposit Date (i) during the Accumulation Period, the excess, if any, of (a) the product of the Class A Controlled Accumulation Amount and the number of Payment Dates from and including the first Payment Date with respect to the Accumulation Period through and including the Payment Date related to the Collection Period during which the Deposit Date occurs (but not in excess of the Accumulation Period Length) over
(b) the amount on deposit in the Principal Funding Account before giving effect to any withdrawals from or deposits to such account on such Deposit Date and
(ii) during an Early Amortization Period, the Class A Invested Amount.

         "Class A Initial Invested Amount" means $_____________.

         "Class A Invested Amount" shall mean, for any date, an amount equal to the Class A Initial Invested Amount minus the amount, without duplication, of principal payments made to Class A Noteholders or deposited to the Principal Funding Account in respect of the Class A Notes prior to such date since the Series Issuance Date, minus the excess, if any, of the aggregate amount of Class A Noteholder Charge-Offs for all Payment Dates preceding such date, over the aggregate amount of any reversals of Class A Noteholder Charge-Offs for all Payment Dates preceding such date, minus the Series 200_-_ Excess Funding Amount for such day but limited to an amount that would reduce the Class A Invested Amount to zero.

         "Class A Monthly Interest" shall have the meaning specified in Section 4.02.

         "Class A Note Rate" will be equal to [___% per annum][the lesser of (a) LIBOR plus ____% and (b) the Assets Receivables Rate for the related Payment Date].

         "Class A Noteholder Charge-offs" shall have the meaning specified in
Section 4.07.

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         "Class A Stated Maturity Date" shall mean [          ], 200[ ].

         "Class B Carry-over Amount" shall mean, if the Class B Note Rate for any Payment Date is based on the Assets Receivables Rate, the sum of (a) the excess of (i) the amount of interest on the Class B Notes that would have accrued in respect of the related Interest Period had interest on the Class B Notes been calculated based on LIBOR over (ii) the amount of interest on the Class B Notes actually accrued in respect of such Interest Period based on the Assets Receivables Rate and (b) the unpaid portion of any such excess from prior Payment Dates and interest accrued thereon calculated on the basis of LIBOR.

         "Class B Controlled Accumulation Amount" shall mean an amount equal to the quotient of (a) the aggregate outstanding principal balance of the Class B Notes as of the Payment Date immediately preceding the first day of the Accumulation Period (after giving effect to any changes therein on such date) divided by (b) the Accumulation Period Length.

         "Class B Controlled Deposit Amount" shall mean, for a Deposit Date (i) during the Accumulation Period, the excess, if any, of (a) the product of the Class B Controlled Accumulation Amount and the number of Payment Dates from and including the first Payment Date with respect to the Accumulation Period through and including the Payment Date related to the Collection Period during which the Deposit Date occurs (but not in excess of the Accumulation Period Length) over
(b) the amount on deposit in the Principal Funding Account before giving effect to any withdrawals from or deposits to such account on such Deposit Date and
(ii) during an Early Amortization Period, the Class B Invested Amount.

         "Class B Initial Invested Amount" means $__________.

         "Class B Invested Amount" shall mean, for any date, an amount equal to the Class B Initial Invested Amount minus the amount, without duplication, of principal payments made to Class B Noteholders or deposited to the Principal Funding Account in respect of the Class B Notes prior to such date since the Series Issuance Date minus the excess, if any, of aggregate amount of Class B Noteholder Charge-Offs for all Payment Dates preceding such date, over the aggregate amount of any reversals of Class B Noteholder Charge-Offs for all Payment Dates preceding such date minus the amount, if any, of the Series 2000-1 Excess Funding Amount remaining after allocation to the Class A Invested Amount but limited to an amount that would reduce the Class B Invested Amount to zero.

         "Class B Monthly Interest" shall have the meaning specified in Section 4.02.

         "Class B Note Rate" shall mean [___% per annum][the lesser of (a) LIBOR plus ____% and (b) the Assets Receivables Rate for the related Payment Date].

         "Class B Noteholder Charge-offs" shall have the meaning specified in
Section 4.07.

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         "Class B Stated Maturity Date" shall mean [          ], 200[ ]

         "Deficiency Amount" shall have the meaning specified in Section
4.06(b).

         "Excess Certificateholder Percentage" shall mean, for any day, a percentage (which percentage shall never be less than 0% nor more than 100%) equal to (a) 100% minus, when used with respect to Non-Principal Collections and Defaulted Receivables at all times and Principal Collections during any Revolving Period, the sum of (i) the Floating Allocation Percentage with respect to such day and (ii) the percentage equivalent of a fraction, the numerator of which is the Available Subordinated Amount as of the most recent Reset Date and the denominator of which is the product of (A) the Pool Balance as of the most recent Reset Date and (B) the Series 200_-_ Allocation Percentage for such day or (b) 100% minus, when used with respect to Principal Collections during the Accumulation Period and any Early Amortization Period, the sum of (i) the Principal Allocation Percentage with respect to such day and (ii) the percentage equivalent of a fraction, the numerator of which is the Available Subordinated Amount as of the most recent Reset Date and the denominator of which is the product of (A) the Pool Balance as of the most recent Reset Date and (B) the Series 200_-_ Allocation Percentage for such day.

         "Excess Reserve Fund Required Amount" shall mean, for any Payment Date, an amount equal to the greater of (a) 5% of the initial principal balance of the Series 200_-_ Notes at the end of the Revolving Period and (b) the excess of (i) the Available Subordinated Amount on the most recent Reset Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on such Payment Date) over (ii) the excess of (x) the Series 200_-_ Allocation Percentage of the Pool Balance on the most resent Reset Date over (y) the Invested Amount on such Payment Date (after giving effect to changes therein on such Payment Date); provided, that the Excess Reserve Fund Required Amount shall not exceed the Available Subordinated Amount on the most recent Reset Date.

        "Expected Principal Payment Date" shall mean the _________ Payment Date.

         "Floating Allocation Percentage" shall mean, with respect to any day, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Invested Amount as of the most recent Reset Date and the denominator of which is the product of (a) the Pool Balance as of such Reset Date and (b) the Series 200_-_ Allocation Percentage for such day; provided, however, that, with respect to the first Reset Date, the Floating Allocation Percentage shall mean the percentage equivalent of a fraction, the numerator of which is the Initial Invested Amount and the denominator of which is the product of (x) the Pool Balance on the Series Cut-Off Date and (y) the Series 200_-_ Allocation Percentage with respect to the Series Cut-Off Date.

         "Fully Funded Date" shall mean, the date on which the amount on deposit in the Principal Funding Account with respect to the Series 200_-_ Notes equals the outstanding principal amount of the Series 200_-_ Notes.

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         "Incremental Subordinated Amount" shall mean, for any day, the product of (a) a fraction, the numerator of which is the sum of the Target Invested Amount and the Target Available Subordinated Amount and the denominator of which is the greater of (i) the Pool Balance or (ii) the amount calculated as the numerator above for each outstanding series and (b) the Trust Incremental Subordinated Amount, in each case, on the most recent Reset Date.

         "Initial Invested Amount" means the sum of the Class A Initial Invested Amount and (b) the Class B Initial Invested Amount.

         "Initial Payment Date" shall mean [________ __, 2000].

         "Initial Reserve Fund Deposit Amount" shall mean $[         ].

         "Interest Period" shall mean, with respect to any Payment Date, the period from and including the Payment Date immediately preceding such Payment Date (or, in the case of the Initial Payment Date, the [Series Issuance Date]) to but excluding such Payment Date.

         "Invested Amount" shall mean, for any day, an amount equal to the sum of (a) the Class A Invested Amount and (b) the Class B Invested Amount.

         "Investment Proceeds" shall mean, with respect to any Payment Date, all interest and other investment earnings (net of losses and investment expenses) deposited into the Collection Account on the related Determination Date with respect to (a) funds on deposit in the Reserve Fund and the Principal Funding Account, (b) the Series 200_-_ Allocation Percentage of funds held in the Collection Account and (c) the Series 200_-_ Allocation Percentage of funds held in the Excess Funding Account.

         ["LIBOR" shall mean, with respect to any Interest Period, an amount established by the Calculation Agent and equal to the offered rate for United States dollar deposits for one month that appears on Telerate Page 3750 as of 11:00 A.M., London time, on the LIBOR Determination Date. If on any LIBOR Determination Date the offered rate does not appear on Telerate Page 3750, the Calculation Agent will request each of the reference banks (which shall be major banks that are engaged in transactions in the London interbank market selected by the Calculation Agent) to provide the Calculation Agent with its offered quotation for United States dollar deposits for one month to prime banks in the London interbank market as of 11:00 A.M., London time, on such date. If at least two reference banks provide the Calculation Agent with such offered quotations, LIBOR on such date will be the arithmetic mean, rounded upwards, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of all such quotations. If on such date fewer than two of the reference banks provide the Calculation Agent with such offered quotations, LIBOR on such date will be the arithmetic mean, rounded upwards, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in New York City selected by the Calculation Agent are quoting as of 11:00 A.M., New York

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City time, on such date to leading European banks for United States dollar deposits for one month; provided, however, that if such banks are not quoting as described above, LIBOR for such date will be LIBOR applicable to the Interest Period immediately preceding such Interest Period.]

         "LIBOR Business Day" shall mean a day on which banking institutions in New York, New York and London, England are not required or authorized by law to be closed.

         "LIBOR Determination Date" shall mean the second LIBOR Business Day prior to any Interest Period for which LIBOR is calculated by the Calculation Agent.

         "Monthly Dilution Amount" shall mean an amount equal to the Weighted Average Series Allocation Percentage of any Adjustment Payment required to be deposited into the Collection Account pursuant to the Trust Sale and Servicing Agreement with respect to the related Collection Period that has not been so deposited as of the related Determination Date.

         "Monthly Interest" shall mean the sum of (a) the Class A Monthly Interest and (b) the Class B Monthly Interest.

         "Monthly Servicing Fee" shall have the meaning specified in Section
3.01.

         "Note Rate" shall mean the Class A Note Rate or the Class B Note Rate.

         "Noteholder Charge-Offs" shall have the meaning specified in Section 4.07.

         "Noteholder Charge-Off Reversal Amount" shall have the meaning set forth in Section 4.04.

         "Noteholder Default Amount" shall mean, with respect to any Payment Date, an amount equal to the excess, if any, of (a) the product of the Series 200_-_ Allocable Defaulted Amount for the related Collection Period and the Floating Allocation Percentage for the related Collection Period over (b) the Incremental Subordinated Amount for that Payment Date.

         "Noteholder Monthly Servicing Fee" shall have the meaning specified in
Section 3.01.

         "Noteholder Non-Principal Collections" shall mean, with respect to any Deposit Date, an amount equal to the Allocable Non-Principal Collections (including any Series 200_-_ Allocable Miscellaneous Payments that are treated as Allocable Non-Principal Collections pursuant to Section 4.01(e)) retained in the Collection Account pursuant to Section 4.01(b) on such Deposit Date.

         "Noteholder Principal Collections" shall mean, with respect to any Deposit Date falling in the Accumulation Period or an Early Amortization Period, the sum of (a) the Principal Allocation Percentage then in effect of Allocable Principal Collections (including any Series 200_-_ Allocable

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Miscellaneous Payments that are treated as Allocable Principal Collections) and
(b) for any Deposit Date that is also a Payment Date, the amount, if any, of Noteholder Non-Principal Collections, Investment Proceeds, funds in the Reserve Fund and Additional Noteholder Collections allocated to cover the Noteholder Default Amount or to reverse Noteholder Charge- Offs.

         "Principal Allocation Percentage" shall mean, with respect to any day, the percentage equivalent (which shall never exceed 100%) of a fraction, the numerator of which is the Invested Amount as of the last day of the Revolving Period and the denominator of which is the product of (x) the Pool Balance as of such last day and (y) the Series 200_-_ Allocation Percentage for the day in respect of which the Principal Allocation Percentage is being calculated; provided, however, that, with respect to that portion of any Collection Period that falls after the date on which any Early Amortization Event occurs, the Principal Allocation Percentage shall be reset using the Pool Balance as of the close of business on the date on which such Early Amortization Event shall have occurred and Principal Collections shall be allocated for such portion of such Collection Period using such reset Principal Allocation Percentage.

         "Principal Funding Account" shall have the meaning specified in Section 4.03.

         "Rating Agency" shall mean, with respect to the Series 200_-_ Notes, each of [ ].

         "Redemption Price" shall mean, with respect to any Payment Date, the sum of (a) the aggregate outstanding principal balance of the Series 200_-_ Notes to be redeemed on the Determination Date preceding the Payment Date on which such redemption is to be made, (b) accrued and unpaid interest on the unpaid balance of the Series 200_-_ Notes (calculated on the basis of the outstanding principal balance of the Series 200_-_ Notes at the Note Rate as in effect during the applicable Interest Periods through the day preceding such Payment Date[, and (c) any outstanding Carry-over Amount with respect to the Series 200_-_ Notes to be repurchased].

         "Required Draw Amount" shall mean the lesser of (a) the Deficiency Amount and (b) the Available Subordinated Amount.

         "Required Participation Percentage" shall mean, with respect to Series 200_-_, ____%.

         "Required Subordinated Amount" shall mean, initially, $[ ] and thereafter, as of any date of determination, the sum of (a) the product of the Subordinated Percentage and the Invested Amount as of the opening of business on such date and (b) the Incremental Subordinated Amount as of such date.

         "Reserve Fund" shall have the meaning specified in Section 4.03.

         "Reserve Fund Deposit Amount" shall mean, with respect to any Payment Date, the amount, if any, by which (a) the Reserve Fund Required Amount for such Payment Date exceeds

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(b) the amount of funds in the Reserve Fund after giving effect to any withdrawals therefrom and deposits thereto on such Payment Date.

         "Reserve Fund Required Amount" shall mean, on any Payment Date with respect to an Early Amortization Period, an amount equal to the Excess Reserve Fund Required Amount and, for any other Payment Date, an amount equal to 0.50% of the outstanding principal balance of the Series 200_-_ Notes for the next following Payment Date (after giving effect to any change therein on such Payment Date).

         "Revolving Period" shall mean the period beginning on the Series Cut-Off Date and ending on the earlier of (a) the close of business on the day immediately preceding the Accumulation Period Commencement Date, (b) the close of business on the day an Early Amortization Period commences; provided, however, that the Revolving Period may recommence in certain circumstances as provided in Section 6.02 hereof.

         "Series 200_-_" shall mean the Series 200_-_ Asset Backed Notes, the terms of which are specified in this Series Supplement.

         "Series 200_-_ Accounts" shall mean the Reserve Fund and the Principal Funding Account.

         "Series 200_-_ Allocable Defaulted Amount" shall mean, with respect to any Collection Period, the product of (a) the Series Allocation Percentage with respect to such Collection Period and (b) the Defaulted Amount with respect to such Collection Period.

         "Series 200_-_ Allocable Miscellaneous Payments" shall mean, with respect to any day, the product of (a) the Series 200_-_ Allocation Percentage for the related Collection Period and (b) Miscellaneous Payments with respect to the related Collection Period.

         "Series 200_-_ Allocation Percentage" shall mean the Series Allocation Percentage with respect to Series 200_-_.

         "Series 200_-_ Excess Funding Amount" shall mean, with respect to the Series 200_-_ Notes, for any day, the product of (a) the Series 200_-_ Percentage on such day and (b) the amount on deposit in the Excess Funding Account on such day; provided, however, that the Series 200_-_ Excess Funding Amount shall be zero on any date after funds have been withdrawn from the Excess Funding Account and deposited in the Principal Funding Account.

         "Series 200_-_ Excess Principal Collections" shall mean, with respect to any Deposit Date, an amount equal to the Series 200_-_ Principal Shortfall for such Deposit Date; provided, however, that, if the aggregate amount of Excess Principal Collections for such Deposit Date is less than the aggregate amount of Principal Shortfalls for such Deposit Date, then Series 200_-_ Excess Principal Collections for such Deposit Date shall equal the product of (x) Excess Principal

Collections for all Series for such Deposit Date and (y) a fraction, the numerator of which is the Series 200_-_ Principal Shortfall for such Deposit Date and the denominator of which is the aggregate amount of Principal Shortfalls for all Series for such Deposit Date.

         "Series 200_-_ Noteholders" shall mean the Holders of Series 200_-_ Notes.

         "Series 200_-_ Note Owner" shall mean, with respect to a Series 200_-_
Note in Book Entry form, any person who is a beneficial owner of such note.

         "Series 200_-_ Notes" shall mean the Series 200_-_ Asset Backed Notes, substantially in the form of Exhibit A or Exhibit B, as applicable.

         "Series 200_-_ Principal Shortfall" shall mean, with respect to any Deposit Date, an amount equal to the excess of (i) the sum of (a) the Class A Controlled Deposit Amount for such Deposit Date over (b) the Class B Controlled Deposit Amount and (ii) the amount deposited into the Principal Funding Account on such Deposit Date.

         "Series Cut-Off Date" shall mean [         ], 2000.

         "Series Issuance Date" shall mean [          ], 2000.

         "Servicing Fee Rate" shall mean, unless otherwise waived, with respect to Series 200_-_, 1.0%.

         "Special Payment Date" shall mean each Payment Date with respect to an Early Amortization Period.

         "Stated Maturity Date" shall mean the Class A Stated Maturity Date or the Class B Stated Maturity Date.

         "Subordinated Percentage" shall mean the percentage equivalent of a fraction, (a) the numerator of which is the Subordination Factor and (b) the denominator of which will be the excess of 100% over the Subordination Factor.

         "Subordination Factor" shall mean [   ]%.

         "Telerate Page 3750" shall mean the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying London interbank offered rates of major banks).

         "Weighted Average Floating Allocation Percentage" means, for any Collection Period, a percentage equal to the result of (a) the sum of the Floating Allocation Percentage for each day during that Collection Period, divided by (b) the number of days in that Collection Period.

         (b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Series Supplement shall refer to this Series Supplement as a whole and not to any particular provision of this Series Supplement; references to any Article, Section or Exhibit are references to Articles, Sections and Exhibits in or to this Series Supplement unless otherwise specified; and the term "including" means "including without limitation."

                                   ARTICLE II

                       CREATION OF THE SERIES 200_-_ NOTES

         SECTION 2.01. Designation. (a) There is hereby created a Series of Notes to be issued pursuant to the Indenture and this Series Supplement to be known as the "Series 200_-_ Asset Backed Notes" (the "Series 200_-_ Notes"). Such Series shall be comprised of two classes: the Series 2000-1 [Floating Rate] [___%] Asset Backed Notes, Class A (the "Class A Notes") and the Series 200_-_ [Floating Rate] [___%] Asset Backed Notes, Class B (the "Class B Notes").

         (b) In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Series Supplement shall govern.

         (c) The Issuer shall issue and the Indenture Trustee shall authenticate and deliver to the Issuer the Class A Notes in the initial aggregate principal amount of $__________ and the Class B Notes in the initial aggregate principal amount of $___________.

                                   ARTICLE III

                                  SERVICING FEE

         SECTION 3.01. Servicing Compensation. The monthly servicing fee with respect to Series 200_-_ (the "Monthly Servicing Fee") shall be payable to the Servicer, in arrears, on each Payment Date in respect of any Collection Period (or portion thereof) occurring on or prior to the earlier of the first Payment Date following the Stated Maturity Date and the first Payment Date on which the Invested Amount is zero, in an amount equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the Series 200_-_ Allocation Percentage of the Pool Balance (excluding the amount of Principal Receivables relating to Non-Serviced Participated Receivables) in each case, as of the last day of the second Collection Period preceding such Payment Date. The share of the Monthly Servicing Fee allocable to the Series 200_-_ Noteholders with respect to any Payment Date (the "Noteholder Monthly Servicing Fee") shall be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the Invested Amount as of the last day of the Collection Period second preceding such Payment Date; provided, however, that the Noteholder Monthly Servicing Fee with respect to the first Payment Date will be $___________. The remainder of the Monthly Servicing Fee for the first Payment Date and each subsequent Payment Date shall be paid by the Certificateholders and, in no event shall the Trust or the Series 200_-_ Noteholders be liable for the share of the Monthly Servicing Fee to be paid by the Certificateholders. The remainder of the Servicing Fee shall be paid by the Certificateholders and the Noteholders of other Series and the Series 200_-_ Noteholders shall in no event be liable for the share of Servicing Fee to be paid by the Certificateholders or the Noteholders of other Series. The Noteholder Monthly Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution in accordance with the terms of the Trust Sale and Servicing Agreement and Section 4.04(a) of this Series Supplement.

                                   ARTICLE IV

                     RIGHTS OF SERIES 200_-_ NOTEHOLDERS AND
                    ALLOCATION AND APPLICATION OF COLLECTIONS

         SECTION 4.01. Daily Allocations; Payments to Certificateholders. On each Deposit Date, Non-Principal Collections, Principal Collections and Miscellaneous Payments allocable to the Series 200_-_ shall be allocated and distributed as set forth in this Section 4.01.

         (a) Certificateholder Collections; Additional Noteholder Collections. The Servicer will instruct the Indenture Trustee in writing to withdraw the following amounts from the Collection Account and apply such amounts as follows on each Deposit Date:

             (i) an amount equal to the Excess Certificateholder Percentage then in effect for the related Collection Period of Allocable Non-Principal Collections deposited in the Collection Account for such Deposit Date shall be paid to the Certificateholders;

             (ii) an amount equal to the Excess Certificateholder Percentage then in effect for the related Collection Period of Allocable Principal Collections deposited in the Collection Account for such Deposit Date shall be paid to the Certificateholders, provided, however, that if the Pool Balance (determined after giving effect to any Principal Receivables transferred to the Trust on such Deposit Date) is less than the Required Pool Balance for such Deposit Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on such Deposit Date), such funds will be deposited into the Excess Funding Account to the extent necessary so that the Pool Balance at least equals the Required Pool Balance;

             (iii) an amount equal to the Additional Noteholder Non-Principal Collections for such Deposit Date shall be retained in the Collection Account; provided, however, that during the Revolving Period and the Accumulation Period, the amount so retained shall not exceed the excess if any, of the Reserve Fund Required Amount over the amount in the Reserve Fund (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Payment Date immediately following such Deposit Date), and if on any day the amount so retained exceeds such excess, the amount retained which exceeds such excess may be withdrawn from the Collection Account and applied in accordance with
         Section 4.01(a)(v).

             (iv) an amount equal to the Additional Noteholder Principal Collections for an Early Amortization Period shall be retained in the Collection Account and treated as Noteholder Principal Collections; and

             (v) any remaining Additional Noteholder Collections for such Deposit Date not required to be retained in the Collection Account pursuant to Section 4.01(a)(iii) and (iv) or distributed pursuant to
         Section 4.06(b) shall be paid to the Certificateholders; provided, however, that if the Pool Balance (determined after giving effect to any Principal Receivables transferred to the Trust on such Deposit
         Date) is less than the Required Pool Balance (after giving effect to the allocations, distributions, withdrawals and deposits to be made on that Deposit Date), such funds shall be deposited into the Excess Funding Account to the extent necessary so that the Pool Balance at least equals the Required Pool Balance.

         (b) Noteholder Non-Principal Collections. On each Deposit Date, the Servicer shall allocate to Series 200_-_ and retain in the Collection Account an amount equal to the Floating Allocation Percentage then in effect of Allocable Non-Principal Collections deposited in the Collection Account for such Deposit Date.

         (c) Noteholder Principal Collections - Revolving Period. On each Deposit Date falling in the Revolving Period, the Servicer shall allocate to Series 200_-_ and treat as Excess Principal Collections an amount equal to the Floating Allocation Percentage then in effect of Allocable Principal Collections deposited in the Collection Account for such Deposit Date plus any Series 2000-1 Allocable Miscellaneous Payments treated as Available Noteholder Principal Collections pursuant to Section 4.01(c) on such Deposit Date.

         (d) Noteholder Principal Collections - Other Periods. On each Deposit Date falling in the Accumulation Period or the Early Amortization Period, the Servicer shall allocate and deposit an amount equal to Available Noteholder Principal Collections as follows:

             (i) first, an amount up to the Class A Controlled Deposit Amount for such Deposit Date shall be deposited by the Servicer or the Indenture Trustee into the Principal Funding Account;

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

             (ii) second, an amount up to the Class B Controlled Deposit Amount for such Deposit Date shall be deposited by the Servicer or the Indenture Trustee into the Principal Funding Account; and

             (iii) third, after giving effect to the transactions referred to in clauses (i) and (ii) above, an amount equal to the balance, if any, of such Available Noteholder Principal Collections shall be treated as Excess Principal Collections and applied in accordance with Section 4.4 of the Trust Sale and Servicing Agreement and Section 4.08 hereof.

         (e) Miscellaneous Payments. On each Deposit Date, the Servicer shall treat any Series 200_-_ Allocable Miscellaneous Payments as Available Noteholder Principal Collections and apply them as provided in Section 4.01(c) or (d), as appropriate, except that Series 200_-_ Allocable Miscellaneous Payments consisting of Adjustment Payments that were paid after their due date as per
Section 3.9(a) of the Trust Sale and Servicing Agreement, if the amount of such overdue Adjustment Payments has been included in the Monthly Dilution Amount for any prior Monthly Period, shall be treated as Allocable Non-Principal Collections and applied as provided in Section 4.01(b).

         SECTION 4.02. Monthly Interest.

         (a) The amount of interest accrued during an Interest Period with respect to the Class A Notes (the "Class A Monthly Interest") shall be an amount equal to the product of (i) the Class A Note Rate, (ii) the outstanding principal balance of the Class A Notes as of the close of business on the preceding Payment Date (after giving effect to all repayments of principal made to Class A Noteholders on such preceding Payment Date, if any) and (iii) a fraction, the numerator of which is [the actual number of days elapsed in such Interest Period] [30] and the denominator of which is [360].

         (b) The amount of monthly interest accrued during an Interest Period with respect to the Class B Notes (the "Class B Monthly Interest") shall be an amount equal to the product of (i) the Class B Note Rate, (ii) the outstanding principal balance of the Class B Notes as of the close of business on the preceding Payment Date (after giving effect to all repayments of principal made to Class B Noteholders on such preceding Payment Date, if any) and (iii) a fraction, the numerator of which is [the actual number of days elapsed in such Interest Period] [30] and the denominator of which is [360].

         (c) [The Class A Carry-over Amount, if any, will be paid on any Payment Date where the Class A Note Rate is based on the Assets Receivable Rate, to the extent funds are allocated and available therefor after making all required distributions and deposits with respect to the Series 2000-1 Notes, including payments with respect to principal (including deposits to the Excess Funding Account), Monthly Interest, the Noteholder Monthly Servicing Fee, the Reserve Fund Deposit Amount, the Noteholder Default Amount and the Monthly Dilution Amount. The Class

B Carry-over Amount, if any, will be paid on any Payment Date where the Class B Note Rate is based on the Assets Receivable Rate, to the extent funds are allocated and available therefor after making all required distributions and deposits with respect to the Series 2000-1 Notes, including payments with respect to principal (including deposits to the Excess Funding Account), Monthly Interest, the Noteholder Monthly Servicing Fee, the Reserve Fund Deposit Amount, the Noteholder Default Amount, the Monthly Dilution Amount and the Class A Carry-over Amount.]

         SECTION 4.03. Establishment of the Series 200_-_ Accounts.

         (a) The Servicer, for the benefit of the Series 200_-_ Noteholders, shall cause to be established and maintained in the name of the Indenture Trustee, on behalf of the Trust, an Eligible Deposit Account (the "Reserve Fund") which shall be identified as the "Reserve Fund for the World Omni Master Owner Trust, Series 200_-_" and shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 200_-_ Noteholders. On the Series Issuance Date, the Seller shall cause to be deposited in the Reserve Fund the Initial Reserve Fund Deposit Amount.

         (b) At the written direction of the Servicer, funds on deposit in the Reserve Fund shall be invested by the Indenture Trustee in Eligible Investments selected by the Servicer that will mature so that such funds will be available at the close of business on or before the Business Day two Business Days before the following Payment Date (on or before 10:00 a.m. on such following Payment Date in the case of Eligible Investments in respect of which the Indenture Trustee is the obligor or Eligible Investments specified in clauses (h) and (j) of the definition thereof). All Eligible Investments shall be held by the Indenture Trustee for the benefit of the Series 200_-_ Noteholders. On each Payment Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Reserve Fund received prior to such Payment Date shall be deposited in the Collection Account and treated as Investment Proceeds and applied as set forth in Section 4.04(a) of this Series Supplement. Funds deposited in the Reserve Fund on a Business Day (which immediately precedes a Payment Date) upon the maturity of any Eligible Investments are not required to be invested overnight. In no event shall the Indenture Trustee be liable for the selection of Eligible Investments or for investment losses incurred thereon. The Indenture Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any Eligible Investments prior to its stated maturity or failure of the Servicer to provide timely written direction.

         (c) The Servicer, for the benefit of the Noteholders, shall establish and maintain in the name of the Indenture Trustee, on behalf of the Trust, an Eligible Deposit Account (the "Principal Funding Account"), which shall be identified as the "Principal Funding Account for World Omni Master Owner Trust, Series 200_-_" and shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 200_-_ Noteholders.

         (d) At the written direction of the Servicer, funds on deposit in the Principal Funding Account shall be invested by the Indenture Trustee in Eligible Investments selected by the Servicer that will mature so that such funds will be available on or before the close of business on the Business Day two business days before the following Payment Date (on or before 10:00 a.m. on such following Payment Date in the case of Eligible Investments in respect of which the Indenture Trustee is the obligor or Eligible Investments specified in clauses (h) and (j) of the definition thereof). All such Eligible Investments shall be held by the Indenture Trustee for the benefit of the Series 200_-_ Noteholders. On each Payment Date all interest and other investment earnings (net of losses and investment expenses) on funds on deposit therein shall be deposited in the Collection Account and treated as Investment Proceeds and applied as set forth in Section 4.04(a) of this Series Supplement. Funds deposited in the Principal Funding Account on a Business Day (which immediately precedes an Expected Principal Payment Date) upon the maturity of any Eligible Investments are not required to be invested overnight. In no event shall the Indenture Trustee be liable for the selection of Eligible Investments or for investment losses incurred thereon. The Indenture Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any Eligible Investments prior to its stated maturity or failure of the Servicer to provide timely written direction.

         (e) The Indenture Trustee shall possess all right, title and interest in and to all funds on deposit from time to time in, and all Eligible Investments credited to, the Reserve Fund and the Principal Funding Account (collectively, the "Series 200_-_ Accounts") and in all proceeds thereof. The Series 200_-_ Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders. If, at any time, any of the Series 200_-_ Accounts ceases to be an Eligible Deposit Account, the Indenture Trustee (or the Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency has consented) establish and maintain in the name of the Indenture Trustee a new Series 200_-_ Account (which shall be an Eligible Deposit Account and which shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 200_-_ Noteholders) and shall transfer any cash and/or any investments to such new Series 200_-_ Account. Neither the Seller, the Servicer nor any person or entity claiming by, through or under the Seller, the Servicer or any such person or entity shall have any right, title or interest in, or any right to withdraw any amount from, any Series 200_-_ Account, except as expressly provided herein. Schedule 1, which is hereby incorporated into and made part of this Series Supplement, identifies each Series 200_-_ Account by setting forth the account number of each such account, the account designation of each such account and the name of the institution with which such account has been established. If a substitute Series 200_-_ Account is established pursuant to this Section, the Servicer shall provide to the Indenture Trustee an amended Schedule 1, setting forth the relevant information for such substitute Series 200_-_ Account.

         (f) Pursuant to the authority granted to the Servicer in Section 8.2 of the Indenture and Section 3.1(a) and Section 4.2 of the Trust Sale and Servicing Agreement, the Servicer shall have the power, revocable by the Indenture Trustee to instruct the Indenture Trustee to make withdrawals and payments from the Series 200_-_ Accounts for the purposes of carrying out the Servicer's or Indenture Trustee's duties hereunder.

         SECTION 4.04. Application of Noteholder Non-Principal Collections, Investment Proceeds and Available Noteholder Principal Collections. The Servicer shall cause the Indenture Trustee to make the following distributions:

         (a) On each Payment Date, commencing with the Initial Payment Date, an amount equal to the sum of Noteholder Non-Principal Collections and any Investment Proceeds with respect to such Payment Date will be distributed, to the extent funds are available therefor, in the following priority:

             (i) first, an amount equal to Class A Monthly Interest for such Payment Date, plus the amount of any Class A Monthly Interest previously due but not distributed to the Class A Noteholders on a prior Payment Date (plus interest thereon) shall be distributed to the Class A Noteholders;

             (ii) second, an amount equal to Class B Monthly Interest for such Payment Date, plus the amount of any Class B Monthly Interest previously due but not distributed to the Class B Noteholders on a prior Payment Date (plus interest thereon) shall be distributed to the Class B Noteholders;

             (iii) third, an amount equal to the Noteholder Monthly Servicing Fee for such Payment Date shall be distributed to the Servicer (unless such amount has been netted against deposits to the Collection Account or waived);

             (iv) fourth, an amount equal to the Reserve Fund Deposit Amount, if any, for such Payment Date shall be deposited in the Reserve Fund;

             (v) fifth, an amount equal to the Noteholder Default Amount and the Monthly Dilution Amount for such Payment Date shall be treated as a portion of Noteholder Principal Collections for such day;

             (vi) sixth, an amount equal to the aggregate amount of Noteholder Charge-Offs which have not been previously reversed as provided in this Section 4.04(a)(vii) shall be treated as a portion of Noteholder Principal Collections for such day and shall increase the Invested Amount (the "Noteholder Charge-Off Reversal Amount");

             (vii) seventh, an amount equal to the amount of reductions of the Available Subordinated Amount on account of Noteholder Default Amounts and Monthly Dilution Amounts that have not previously been reinstated shall be distributed to the Certificateholders and shall increase the Available Subordinated Amount;

             (viii) [eighth, an amount equal to any outstanding Class A Carry-over Amount shall be distributed to the Class A Noteholders;]

             (ix) [ninth, an amount equal to any outstanding Class B Carry-over Amount shall be distributed to the Class B Noteholders;]

             (x) tenth, an amount equal to the aggregate outstanding amounts of Noteholder Monthly Servicing Fee which have been previously waived shall be distributed to the Servicer; and

             (xi) eleventh, the balance shall be distributed to the Certificateholders.


         (b) In the event that the Class B Invested Amount is greater than zero on the Class B Stated Maturity Date, any funds remaining in the Reserve Account (after the application of funds in the Reserve Fund as described in Section 4.06 hereof) will be treated as a portion of Available Noteholder Principal Collections for the Payment Date occurring on the Class B Stated Maturity Date.

         SECTION 4.05. Distributions to Series 200_-_ Noteholders. Payments to Series 2000-1 Noteholders will be made from the Collection Account, the Reserve Fund or the Principal Funding Account, as applicable.

         (a) on each Payment Date, the Servicer shall cause the Indenture Trustee to distribute the amounts on deposit in the Collection Account and the Reserve Fund that are payable to the Series 200_-_ Noteholders with respect to accrued interest to the Series 200_-_ Noteholders in accordance with Section 4.04(a); provided, however, that no Class B Monthly Interest shall be paid to the Class B Noteholders until all Class A Monthly Interest and interest on unpaid Class A Monthly Interest has been paid to the Class A Noteholders [and no Class B Carry-over Amount shall be paid to the Class B Noteholders until any outstanding Class A Carry-over Amount has been paid to the Class A Noteholders].

         (b) The Servicer shall instruct the Indenture Trustee to apply the funds on deposit in the Principal Funding Account and the Collection Account and shall instruct the Indenture Trustee to make, without duplication, the following distributions at the following times:

             (i) on the Expected Principal Payment Date and each Special Payment Date all amounts on deposit in the Principal Funding Account and the Collection Account as are payable to the Class A Noteholders with respect to principal shall be distributed to the Class A Noteholders up to a maximum amount on any such day equal to the outstanding principal balance of the Class A Notes on such date; provided, however, in no event shall such amount exceed the Class A Invested Amount; and

             (ii) if all of the amounts due and owing to the Class A Noteholders pursuant to clause (i) above have been paid in full, on the Expected Principal Payment Date and each Special Payment Date, all amounts on deposit in the Principal Funding Account and the Collection Account as are payable to Class B Noteholders with respect to principal shall be distributed to the Class B Noteholders up to a maximum amount on any such day equal to the outstanding principal balance of the Class B Notes on such date; provided, however, in no event shall such amount exceed the Class B Invested Amount.

         (c) [On each Payment Date on which there is an unpaid Class A Carry-over Amount, the Servicer shall instruct the Indenture Trustee to distribute to the Class A Noteholders such Class A Carry-over Amount to the extent funds are available therefor after making all required distributions and deposits with respect to the Series 200_-_ Notes pursuant to Section 4.04(a).]

         (d) [On each Payment Date on which there is an unpaid Class B Carry-over Amount, the Servicer shall instruct the Indenture Trustee to distribute to the Class B Noteholders such Class B Carry-over Amount to the extent funds are available therefor after making all required distributions and deposits with respect to the Series 200_-_ Notes pursuant to Section 4.04(a).]

         (e) [If on the Class A Stated Maturity Date there is any Class A Carry-over Amount or on the Class B Stated Maturity Date there is any Class B Carry-over Amount or on the date on which the principal amount of the Series 200_-_ Notes has been reduced to zero there is any Carry-over Amount (in each case after giving effect to any distributions on such date pursuant to Section 4.04(a) and (b) above), the Servicer shall instruct the Indenture Trustee to distribute to the Class A Noteholders or the Class B Noteholders, as applicable, the amounts payable with respect thereto pursuant to Section 4.06(a) and (b).]

         (f) The distributions to be made pursuant to this Section are subject to the provisions of Section 4.3 of the Trust Sale and Servicing Agreement,
Section 2.7(c) of the Indenture and Section 8.01 of this Series Supplement.

         SECTION 4.06. Application of Reserve Fund and Available Subordinated Amount.


         (a) If the portion of Noteholder Non-Principal Collections and Investment Proceeds allocated to Series 200_-_ Noteholders on any Payment Date pursuant to Section 4.04(a) is not sufficient to make the entire distributions required on such Payment Date by (a) Sections 4.04(a)(i), (ii), (iii) and (v) [or (b) on the Class A Stated Maturity Date only, Section 4.04(a)(viii) and on the Class B Stated Maturity Date only, Section 4.04(a)(ix)], the Servicer shall cause the Indenture Trustee to withdraw funds from the Reserve Fund [(in the case of Section 4.04(a)(viii) and (ix), only to the extent such amounts would otherwise be distributed to the Certificateholders)] to the extent available therein, and apply such funds to complete the distributions pursuant to Section 4.04(a)(i), (ii), (iii), (v), [(viii) and (ix)], as the case may be, provided, however, that during any Early Amortization Period funds shall not be withdrawn from the Reserve Fund to make distributions otherwise required by Section 4.04(a)(v) to the extent that, after giving effect to such withdrawal, the amount on deposit in the Reserve Fund shall be less than $1,000,000.

         (b) If the amounts allocated to the Series 200_-_ Noteholders pursuant to Section 4.04(a) and the amounts withdrawn from the Reserve Fund pursuant to
Section 4.06(a) are not sufficient to make the entire distributions required by clauses (i), (ii), (iii) and (v) of Section 4.04(a) (such shortfall being the "Deficiency Amount"), the Servicer shall cause the Indenture Trustee to apply the amount of Additional Noteholder Collections for the related Collection Period on deposit in the Collection Account on such Payment Date, but only up to the Available Subordinated Amount, to make the distributions required by clauses
(i), (ii), (iii) and (v) of Section 4.04(a) that have not been made [and, if such Payment Date is the Class A Stated Maturity Date, the Class B Stated Maturity Date or the date on which the principal amount of the Series 200_-_ Notes has been reduced to zero, the distributions required by Section 4.04(a)(viii) in the case of the Class A Stated Maturity Date and Section 4.04(a)(ix) in the case of the Class B Stated Maturity Date or both Sections 4.04(a)(viii) and (ix) in the case of the date on which the principal amount of the Series 200_-_ Notes has been reduced to zero that have not been made.] The Available Subordinated Amount will be reduced by the amount of Additional Noteholder Collections applied in accordance with the preceding sentence. If the amount necessary to complete the distributions referred to in this paragraph (b) exceeds Additional Noteholder Collections for such Payment Date, the Available Subordinated Amount shall be further reduced (but not below zero) by the amount of such excess, but not by more than the sum of (x) the Noteholder Default Amount and (y) the amount of unpaid Adjustment Payments allocated to the Series 200_-_ Notes.

         (c) If, after giving effect to the allocations of, distributions from, and deposits in, the Reserve Fund made pursuant to Section 4.04(a) and this
Section 4.06, (i) the amount in the Reserve Fund is greater than the Reserve Fund Required Amount for such Payment Date, the Servicer shall cause the Indenture Trustee to distribute such excess amount to the Certificateholders, subject to the proviso contained in paragraph (d) or (ii) the amount in the Reserve Fund is less than such Reserve Fund Required Amount, the Indenture Trustee shall deposit any remaining Additional Noteholder Non-Principal Collections on deposit in the Collection Account for such Payment Date into the Reserve Fund until the amount in the Reserve Fund is equal to such Reserve Fund Required Amount. After the earlier to occur of the payment in full of the outstanding principal balance of the Series 2000-1 Notes and the Class B Stated Maturity Date, any funds remaining on deposit in the Reserve Fund shall be paid to the Certificateholders.

         (d) The balance of Additional Noteholder Collections on any Payment Date, after giving effect to any distributions thereof pursuant to Section 4.06(b) or (c), shall be distributed to the Certificateholders on such Payment Date; provided, however, that if the Required Pool Balance for the immediately preceding Determination Date exceeds the Pool Balance on such date (determined after giving effect to any Principal Receivables transferred to the Trust on such Payment Date), Section 4.06(c) hereof shall not apply and the amount of such excess shall be deposited into the Excess Funding Account, with any remaining Additional Noteholder Collections paid to the Certificateholders.

         SECTION 4.07. Noteholder Charge-Offs. If, on any Payment Date on which the Available Subordinated Amount on the preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on such Payment
Date) is zero and the Deficiency Amount for such Payment Date is greater than zero, the Invested Amount of the Series 200_-_ Notes shall be reduced (a "Noteholder Charge-Off") by the Deficiency Amount, but not by more than the sum of the Noteholder Default Amount and the Monthly Dilution Amount to the extent not covered by applications made pursuant to Sections 4.04 and 4.06 for such Payment Date. Any such reduction shall be applied first to reduce the Class B Invested Amount (a "Class B Noteholder Charge-Off") but not below zero, and then to reduce the Class A Invested Amount (a "Class A Noteholder Charge-Off") but not below zero. Noteholder Charge-Offs shall thereafter be reversed and the Invested Amount increased (but not by an amount in excess of the aggregate unreversed Noteholder Charge-Offs on any Payment Date) by the Noteholder's Charge-off Reversal Amount. Any such increase shall be applied first to the Class A Invested Amount until all previously unreversed Class A Noteholder Charge-Offs have been reversed and then to the Class B Invested Amount until all previously unreversed Class B Noteholder Charge- Offs have been reversed.

         SECTION 4.08. Excess Principal Collections. The Servicer will allocate Series 200_-_ Excess Principal Collections and instruct the Indenture Trustee to deposit into the Principal Funding Account an amount equal to the Series 200_-_ Principal Shortfall, to the extent available. In the event there is no Series 200_-_ Principal Shortfall, Excess Principal Collections will be allocated and distributed in accordance with Section 4.4 of the Trust Sale and Servicing Agreement.

         SECTION 4.09. Accumulation Period Length; Accumulation Period Commencement Date. Beginning on the [ ] Payment Date, and on each Payment Date thereafter that occurs prior to the Accumulation Period Commencement Date, the Servicer shall calculate the Accumulation Period Length and, if applicable, determine the Accumulation Period Commencement Date. The Servicer shall promptly notify the Indenture Trustee in writing of the Accumulation Period Commencement Date and the Accumulation Period Length.

         SECTION 4.10. Excess Funding Account. On the last day of the Revolving Period, the Series 200_-_ Excess Funding Amount will be deposited in the Principal Funding Account on such date and distributed in accordance with
Section 4.05(b). Thereafter, the Series 200_-_ Noteholders will not be entitled to any funds on deposit in the Excess Funding Account.

                                    ARTICLE V

                            DISTRIBUTIONS AND REPORTS
                          TO SERIES 200_-_ NOTEHOLDERS

         SECTION 5.01. Distributions.

         (a) On each Payment Date, the Indenture Trustee shall distribute to each Series 200_- _ Noteholder of record on the preceding Record Date (other than as provided in Section 2.7(c) of the Indenture respecting a final distribution) such Noteholder's pro rata share (based on the aggregate fractional undivided interests represented by such class of Series 200_-_ Notes held by such Noteholder) of the amounts on deposit in the Series 200_-_ Accounts as is payable to such class of Series 200_-_ Noteholders on such Payment Date pursuant to Section 4.04 and 4.05.

         (b) Except as provided in Section 2.7(c) of the Indenture with respect to a final distribution, distributions to Series 200_-_ Noteholders hereunder shall be made by check mailed to each Series 200_-_ Noteholder at such Noteholder's address appearing in the Note Register without presentation or surrender of any Series 200_-_ Note or the making of any notation thereon; provided, however, that, with respect to Series 200_-_ Notes registered in the name of a Depository, such distributions shall be made to such Depository in immediately available funds.

         SECTION 5.02. Reports and Statements to Series 200_-_ Noteholders.

         (a) On or prior to each Payment Date (including each date that corresponds to the Expected Principal Payment Date or Special Payment Date), commencing with the initial Payment Date, the Servicer will provide to the Indenture Trustee, and on each Payment Date, the Indenture Trustee shall forward to each Series 200_-_ Noteholder (provided the Indenture Trustee has received such report from the Servicer), a statement prepared by the Servicer, substantially in the form attached as Exhibit C hereto, setting forth the following information relating to the Trust and the Series 200_-_ Notes:

             (i) the aggregate amount of Collections, the aggregate amount of Non- Principal Collections and the aggregate amount of Principal Collections processed during the immediately preceding Collection Period and the Pool Balance, the Required Pool Balance and the Excess Funding Account Balance as of the close of business on the last day of the preceding Collection Period;

             (ii) the Series Allocation Percentage, the Floating Allocation Percentage and the Principal Allocation Percentage for the preceding Collection Period;

             (iii) the total amount, if any, distributed on the Class A Notes and the Class B Notes;

             (iv) the amount of such distribution allocable to principal on each class of Series 200_-_ Notes;

             (v) the amount of such distribution allocable to interest on each class of Series 200_-_ Notes;

             (vi) the Noteholder Default Amount for such Payment Date;

             (vii) the Required Draw Amount, if any, for such Collection Period;

             (viii) the amount of Noteholder Charge-Offs and the amounts of the reversals thereof for such Collection Period;

             (ix) the amount of the Monthly Servicing Fee and the Noteholder Monthly Servicing Fee for such Collection Period;

             (x) the Class A Controlled Deposit Amount and Class B Controlled Deposit Amount for the following Payment Date, if any;

             (xi) the Invested Amount and the outstanding principal balance of each Class of Series 200_-_ Notes for such Payment Date (after giving effect to all distributions which will occur on such Payment Date);

             (xii) the Available Subordinated Amount as of the last day of the Collection Period;

             (xiii) the Reserve Fund balance for such date; and

             (xiv) the balance of the Principal Funding Account with respect to such date.

         (b) A copy of each statement provided pursuant to paragraph (a) will be made available for inspection at the Corporate Trust Office of the Indenture Trustees.

         (c) On or before April 30 of each calendar year, beginning with calendar year 2001, the Indenture Trustee shall furnish or cause to be furnished to each Person who at any time during the preceding calendar year was a Series 200_-_ Noteholder (or Note Owner), a report prepared by the Servicer containing the information which is required to be contained in the statement to Series 200_-_ Noteholders as set forth in paragraph (a) above, aggregated for such calendar year or the applicable portion thereof during which such Person (or any related Note Owner) was a Series 2000-1 Noteholder (or Note Owner). The Servicer shall prepare and the Indenture Trustee shall furnish to each person who was a Series 2000-1 Noteholder (or Note Owner) during the preceding calendar year in the time and manner required by the Code such information as is required to be provided by an issuer of indebtedness under the Code, including Forms 1099 and such other customary information as is necessary to enable the Series 200_-_ Noteholders (or Note Owners) to prepare their tax returns. Such obligation of the Indenture Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Indenture Trustee pursuant to any requirements of the Code as from time to time in effect.

                                   ARTICLE VI

                            EARLY AMORTIZATION EVENTS

               SECTION 6.01. Additional Early Amortization Events.

         (a) Except as provided in Section 6.01(b), the occurrence of any of the following events shall, immediately upon the occurrence thereof without notice or other action on the part of the Indenture Trustee or the Series 200_-_ Noteholders, be deemed to be an Early Amortization Event solely with respect to Series 200_-_:

             (i) on any Determination Date, the average of the Monthly Payment Rates for the three preceding Collection Periods is less than 30%;

             (ii) on any Determination Date, the Available Subordinated Amount for the next Payment Date will be reduced to an amount less than the Required Subordinated Amount on such Determination Date, after giving effect to the distributions to be made on the next Payment Date;

             (iii) any Servicing Default with respect to the Series 200_-_ Notes occurs;

             (iv) [any Carry-Over Amount is outstanding on six consecutive Payment Dates];

             (v) failure on the part of the Transferor, the Servicer or World Omni, as applicable, (a) to make any payment or deposit required by the Trust Sale and Servicing Agreement or the Receivables Purchase Agreement, including but not limited to any Transfer Deposit Amount or Adjustment Payment, on or before the date occurring ten Business Days after the date such payment or deposit is required to be made therein; or (b) to deliver a Payment Date Statement on the date required under the Trust Sale and Servicing Agreement (or within the applicable grace period which will not exceed five business days); (c) to comply with its covenant not to create any lien on a Receivable; or (d) to observe or perform in any material respect any other covenants or agreements set forth in the Trust Sale and Servicing Agreement or the Receivables Purchase Agreement, which failure continues unremedied for a period of 45 days after written notice of such failure; and

             (vi) any representation or warranty made by World Omni in the Receivables Purchase Agreement or by the Transferor in the Trust Sale and Servicing Agreement or any information required to be given by the Transferor to the Indenture Trustee to identify the Accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result the interests of the Noteholders are materially and adversely affected;

         provided, however, that an Early Amortization Event shall not be deemed to occur thereunder if the Transferor has repurchased the related Receivables or all such Receivables, if applicable, during such period in accordance with the provisions of the Trust Sale and Servicing Agreement; and

             (vii) the occurrence of an Event of Default with respect to the Series 200_-_ Notes and the declaration that the Series 200_-_ Notes are due and payable pursuant to Section 5.2 of the Indenture.

         (b) In the case of any event described in Section 6.01(a)(iii), (v),
(vi) or (vii) above, an Early Amortization Event with respect to Series 200_-_ will be deemed to have occurred only if, after the applicable grace period described in such clauses, either (i) the Indenture Trustee or (ii) Series 200_-_ Noteholders holding Series 200_-_ Notes evidencing more than 50% of the aggregate unpaid principal amount of the Class A Notes, by written notice to the Certificateholders and the Servicer (and the Indenture Trustee, if such notice is given by Series 200_-_ Noteholders) declare that an Early Amortization Event has occurred as of the date of such notice.

         SECTION 6.02 Recommencement of the Revolving Period. If any Early Amortization Event (other than an Early Amortization Event described in Section
5.17 of the Indenture) occurs, the Revolving Period will recommence following receipt of (i) written confirmation by each Rating Agency that its rating of the Series 200_-_ Notes will not be withdrawn or lowered as a result of such recommencement and (ii) the consent of Noteholders evidencing more than 50% of the aggregate unpaid principal amount of the Controlling Class of Series 200_-_ Notes to such recommencement, provided that no other Early Amortization Event that has not been cured or waived as described herein has occurred and the scheduled termination of the Revolving Period has not occurred.

                                   ARTICLE VII

                               OPTIONAL REDEMPTION

         SECTION 7.01. Optional Redemption.

         (a) On any Payment Date occurring after the date on which the aggregate outstanding principal balance of the Series 200_-_ Notes is reduced to $[ ] or less (which amount shall equal 10% of the initial outstanding principal balance of the Series 200_-_ Notes), the Servicer shall have the option to redeem the Series 200_-_ Notes in whole but not in part at a purchase price equal to the Redemption Price for such Payment Date.

         (b) The Servicer shall give the Indenture Trustee at least 10 days' prior written notice of the Payment Date on which the Servicer intends to exercise such purchase option. Not later than 12:00 noon, New York City time, on such Payment Date, the Servicer shall deposit an amount equal to the sum of (i) the Series Allocable Excess Funding Amount (in a maximum amount not exceeding the Redemption Price) and (ii) the excess, if any, of the Redemption Price over the amount calculated in clause (i) into the Collection Account in immediately available funds. Such purchase option is subject to payment in full of the Redemption Price. The Redemption Price shall be distributed as set forth in Section 8.01.

                                  ARTICLE VIII

                               FINAL DISTRIBUTIONS

         SECTION 8.01. Acquisition of Notes Pursuant to Section 10.1 of the Indenture; Distributions pursuant to Section 7.01 of this Series Supplement or
Section 8.04 of the Indenture.

         (a) The amount to be paid by the Issuer to the Principal Funding Account with respect to Series 200_-_ Notes in connection with a purchase of the Notes pursuant to Section 10.01 of the Indenture shall equal the Redemption Price for the Payment Date on which such repurchase occurs.

         (b) With respect to the amount deposited into the Collection Account pursuant to Section 7.01 of this Series Supplement, the Indenture Trustee shall, not later than 12:00 noon (New York City time), on the Payment Date on which such amounts are deposited (or, if such date is not a Payment Date, on the immediately following Payment Date) deposit such amount into the Principal Funding Account.

         (c) Notwithstanding anything to the contrary in this Series Supplement or the Indenture, the entire amount deposited in the Principal Funding Account pursuant to Section 7.01 or 8.01 hereof and all other amounts on deposit therein shall be distributed in full to the Series 200_-_ Noteholders on such date and any distribution made pursuant to paragraph (b) above shall be deemed to be a final distribution pursuant to Section 8.4 of the Indenture with respect to the Series 200_-_ Notes; provided, however, that amounts shall be paid first, to the Class A Noteholders to the extent due and owing and second, to the Class B Noteholders.

         SECTION 8.02. Disposition of Principal Receivables Pursuant to Section
5.4 of the Indenture.

         (a) In accordance with Section 5.4 of the Indenture, in the event that the aggregate outstanding principal amount of the Class A Notes is greater than zero on the Class A Stated Maturity Date (after giving effect to deposits and distributions otherwise to be made on such Class A Stated Maturity Date), upon receipt of an Opinion of Counsel to the effect that its action will not result in the Trust being characterized as an association (or a publicly traded partnership) taxable as a corporation, the Indenture Trustee will sell or cause to be sold Principal Receivables (or interests therein) in an amount such that the proceeds of such sale equal the aggregate outstanding principal balance of, and accrued and unpaid interest on, the Class A Notes on such Class A Stated Maturity Date (after giving effect to such deposits and distributions); provided, however, in no event shall such amount exceed the lesser of (a) the sum of the Invested Amount and the Available Subordinated Amount on the preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Payment Date following such Determination Date) and (b) the Series Allocation Percentage for Series 200_-_ (for the Collection Period in which such Class A Stated Maturity Date occurs) of Principal Receivables on such Class A Stated Maturity Date. The amount of Principal Receivables sold shall first reduce the Class A Invested Amount, but not to below zero, then any remaining amounts shall reduce the Available Subordinated Amount, but not to below zero, and then any amounts still remaining shall reduce the Class B Invested Amount. The net proceeds of such sale and any Collections on the Principal Receivables will be paid pro rata to the Class A Noteholders on the Class A Stated Maturity Date as the final payment of the Class A Notes, and the Class A Noteholders shall not receive any additional payments with respect to the Class A Notes.

         (b) In accordance with Section 5.4 of the Indenture, in the event that the aggregate outstanding principal balance of the Class B Notes is greater than zero on the Class B Stated Maturity Date (after giving effect to deposits and distributions otherwise to be made on such Class B Stated Maturity Date), upon receipt of an Opinion of Counsel to the effect that its action will not result in the Trust being characterized as an association (or publicly traded partnership) taxable as a corporation, the Indenture Trustee will sell or cause to be sold Principal Receivables (or interests therein) in an amount such that the net proceeds of such sale equal the aggregate outstanding principal balance of, and accrued and unpaid interest on, the Class B Notes on such Class B Stated Maturity Date (after giving effect to such deposits and distributions); provided, however, in no event shall such amount exceed the lesser of (a) the sum of the Invested Amount and the Available Subordinated Amount on the preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Payment Date following such Determination Date, including any adjustment as a result of the preceding paragraph) and (b) the Series Allocation Percentage for Series 200_-_ (for the Collection Period in which such Class B Stated Maturity Date occurs) of Principal Receivables on such Class B Stated Maturity Date. The amount of Receivables sold shall first reduce the Class B Invested Amount, but not to below zero, then any remaining amounts shall reduce the Available Subordinated Amount. The net proceeds of such sale and any Collections on the Principal Receivables will be paid pro rata to the Class B Noteholders on the Class B Stated Maturity Date as the final payment of the Class B Notes, and the Class B Noteholders shall not receive any additional payments with respect to the Class B Notes.

         (c) In accordance with Section 5.4 of the Indenture, in the event that an Event of Default relating to the failure to make any required payment of interest or principal on the Series 200_-_ Notes has occurred and the Series 200_-_ Notes have been declared due and payable, on the direction of the holders of a majority of the aggregate outstanding principal amount of the Controlling Class of the Series 200_-_ Notes, upon receipt of an Opinion of Counsel to the effect that its action will not result in the Trust being characterized as an association (or publicly traded partnership) taxable as a corporation, the Indenture Trustee will sell or cause to be sold an interest in the Receivable or certain Receivables in an amount such that the net proceeds of such sale equal the aggregate outstanding principal balance of, and accrued and unpaid interest on, the Series 200_-_ Notes then outstanding on such date; provided, however, in no event shall such amount exceed the lesser of (a) the sum of the Invested Amount and the Available Subordinated Amount on the preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made prior to such date); and (b) the Series Allocation Percentage for Series 200_-_ of Principal Receivables on such date. The net proceeds of such sale will be paid pro rata to the Class A Noteholders in an amount up to the aggregate outstanding principal balance of and accrued and unpaid interest on the Class A Notes, and then, to the extent of funds remaining, to the Class B Noteholders, and the Series 200_-_ Noteholders shall not receive any additional payments with respect to the Series 200_-_ Notes.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

         SECTION 9.01. Ratification of Agreement. As supplemented by this Series Supplement, the Indenture is in all respects ratified and confirmed and the Indenture as so supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument.

         SECTION 9.02. Counterparts. This Series Supplement may be executed in two or more counterparts (and by different parties on separate counterparts) each of which shall be an original, but all of which together shall constitute one and the same instrument.

         SECTION 9.03. Change in Indenture Trustee. Neither the Servicer nor the Certificateholders shall appoint a new Indenture Trustee located in any jurisdiction which does not have in effect the standard UCC provisions relating to perfection of interests in instruments without delivering an Opinion of Counsel to Moody's to the effect that such new Indenture Trustee will have a perfected and first priority interest in any instruments evidencing the Receivables.

         SECTION 9.04. GOVERNING LAW. THIS SERIES SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS OR ANY OTHER JURISDICTION'S CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Series Supplement to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.

                                 WORLD OMNI MASTER OWNER TRUST

                                 By: Chase Manhattan Bank Delaware, not in its individual capacity but solely as Owner Trustee

                                 By:
                                          ----------------------------------
                                          Name:
                                          Title:


                                 HARRIS TRUST AND SAVINGS BANK
                                 As Indenture Trustee

                                 By:
                                          ----------------------------------
                                          Name:    E. Kay Liederman Van Dam
                                          Title:   Vice President

Acknowledged and Accepted:

WORLD OMNI FINANCIAL CORP.,
Servicer

By:
   --------------------------
Name:    Eric M. Gebhard
Title:   Assistant Secretary

                                                                       EXHIBIT A

                             [FORM OF CLASS A NOTE]

                                                                       EXHIBIT B

                             [FORM OF CLASS B NOTE]

                                                                       EXHIBIT C

                    [FORM OF MONTHLY PAYMENT DATE STATEMENT]